UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 12, 2018

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32421	58-2342021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 1718 New York, NY	10170
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 201-2400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 12, 2018, Fusion Telecommunications International, Inc., a Delaware corporation (“Fusion”), entered into a Sixth Amendment (the “Sixth Amendment”) to the Agreement and Plan of Merger, dated August 26, 2017 (as amended, the “Merger Agreement”), by and among Fusion, Fusion BCHI Acquisition LLC, a wholly-owned subsidiary of Fusion (“BCHI”), and Birch Communications Holdings, Inc. (“Birch”), with respect to a merger by and between BCHI and Birch (the “Merger”). Under the Sixth Amendment, the parties agreed to reduce the size of the board of directors of the Company upon the consummation of the Merger from nine to seven members, and to amend and restate the form of Stockholders Agreement attached as Exhibit B to the Merger Agreement in connection therewith (the “Amended Stockholders Agreement”).

The foregoing description of the Sixth Amendment, including the Amended Stockholders Agreement attached thereto, is not complete and is qualified in its entirety by reference to the full text of each such document, which is filed hereto as Exhibits 10.1, and which is incorporated by reference herein in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.
EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1
Sixth Amendment, dated as of March 12, 2018, to Agreement and Plan of Merger by and among Fusion Telecommunications International, Inc., Fusion BCHI Acquisition LLC and Birch Communications Holdings, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

March 12, 2018	By:	/s/ James P. Prenetta, Jr.
James P. Prenetta, Jr.
EVP and General Counsel